EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April 13, 2007 with respect to our audits of the consolidated financial statements of Vistula Communications Services, Inc. as of December 31, 2006 and 2005 and for the years then ended and to all references to our Firm, included in or made a part of this Form SB-2 (File No, 333-          ).

/s/ PKF
Certified Public Accountants
A Professional Corporation

New York, NY
May 4, 2007